Exhibit 99.1
Newsletter

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

May 2011

(This newsletter can be accessed at www.sireethanol.com, select the ‘SIRE Newsletter’ tab on the left hand side of the page. Go Green and sign up to receive the newsletter by email.  See instructions posted on our website.)

Members and Friends:

Safety- Our employees have continued to work without a lost time day accident since October 23, 2009 (554 days as of May 4, 2011). SIRE also had 124 days in 2011 without a work related illness or injury. Safety continues to be a key goal for all staff. Pro Safety Consultants is assisting us with improving our safety program, and has been instrumental in our implementation of the OSHA required process safety management. Dan Velasquez, Safety Director, was hired in October. Dan is implementing a positive and pro-active safety culture in the plant. He has contacted the various emergency agencies in our community and also improved our /vendor pre-qualification and orientation processes.  SIRE was selected as a recipient of the 2010 CSX Chemical Safety Excellence Award and the Norfolk Southern’s Thoroughbred Chemical Safety Award for 2010, for its shipping record during 2010 without a safety incident with ethanol.

Financials- Our Form 10-Q for the 2nd Quarter ended March 31, 2011 was filed with the SEC on May 9, 2011. We had a net loss of $674,000, a slight improvement over the prior year.  You can access this report at our website www.sireethanol.com . Click on the Investor Tab, and select SIRE’s SEC forms are available for viewing on the SEC's website- View.  This report now contains additional statistical information reported on a quarterly and year to date basis. The Accounting Department has completed the quarterly accounting audits with no adjustments. Karen Kroymann, Controller, and Scott Hohenthaner, Accounting Manager, are to be congratulated on the accomplishments of their department.

Operations- The plant continues to have good production, with daily rates trending above 325,000 gallons a day. In March, MidAm experienced an outage. We took advantage of the downtime to complete the items which were on the spring shutdown list. For now, our next shutdown is planned for the fall of 2011. The plant experienced a failure of Boiler #2. We have been working with Rasmussen on the repair. A temporary boiler has been brought in as a backup. We began Corn oil extraction in November, 2010 and are seeing a steady increase in our production.  Corn oil is currently generating good margins and has been a great addition to our co-product stream.

Each department continues to make strides in efficiencies of production, with safety remaining top on our list as we complete our work. Dan Velasquez has the Safety Committee completing monthly plant tours. The Lab, led by Brett Schulte, now conducts all testing needed for the certification of the corn oil.  With improved corn oil extraction, the lab keeps a close eye on the DDG specifications; our pro-fat in the DDGs continues to meet feed tag specifications. Larry Seefus, Maintenance Manager, has expanded the functionality of MapCon for inventory control and preventative maintenance planning and documentation.  Our Material Handlers have loaded at least one unit train a month (80-100

SIRE Newsletter – Volume V Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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cars.) In April, we began transferring corn from the Council Bluffs Elevator with the goal of emptying it by the end of April, when we discontinue the lease.  Production made strides in reducing the cost of chemicals used per gallon by improving our quality control process.

Human Resources and Training- Over the last quarter our personnel structure continues to be stable at 59 FT positions. Two positions will be discontinued with the termination of the lease at the Council Bluffs elevator.

In October, we completed our second staff survey which focused on our September 2010 shut down. We had good participation and were pleased with the relevant and informative comments received. The comments have been instrumental as we look to our 2011 shutdowns.

Employee evaluations were completed in January and this time with employees was used to compile a list of needs and desired training. We have established a relationship with Iowa Western Community College; they have begun to provide classes focused on the ethanol energy industry. We have utilized money from our 260E grant from the Iowa Department of Economic Development to fund these educational opportunities for staff;

•	Iowa Western Community College, BioMass to BioEnergy course,

•	The Ethanol School held in Omaha,

•	Infrared Analysis Certification for reviewing hot spots in wiring and pumps

•	Grains Accountant participated in training offered in St. Louis.

Spring and good weather has seen an increase in plant tour requests. We hosted several groups and individuals;

•	Harlan High School students and Iowa Western Community College Volunteers came for an educational tour on ethanol.

•	Individuals from Russia, China and France toured, looking at DDG production

•	Plant tour was offered after the March Annual Meeting.

We received many compliments on the plant appearance and the knowledge of our staff. Most who tour comment on being impressed with the size, complexity and scale of the plant itself.

Markets- The blenders’ credit survived for the time being; certainly the current political environment would not predict that it will continue in its current form. There are many discussions on how to move forward and how the credit to the blender will be phased out. With the threat of high fuel prices for summer travel, the price of ethanol has been negatively impacted. The USDA reports on corn stocks continue to be tight. However, the new crop planting numbers look better than were initially reported. Weather will be extremely important this summer. We continue to closely risk manage our positions on our corn inventory in relation to our ethanol and DDG sales.

Subordinated Note Update- The Subordinated Debt Offering is being finalized for offering later this year. A brief summary is posted on our website. This information was provided during the Annual Meeting on March 18th and is also available upon request.

SIRE Newsletter – Volume V Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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General Manager Notes- At our recent Annual Meeting in March, we had some members ask for additional statistical data. This information, as well as our SEC filings can always be found by a link from our website. We are also moving forward with a process for members to receive this newsletter by email. This will be a great addition to our “be-green” goals. All our newsletters can also be found on our website for your review.

This period has been characterized by cost containment and spending reviews. As noted above, we will be exiting the lease of the Council Bluffs Elevator; providing savings in lease costs, maintaining the elevator and staffing expense. At the plant we have continued to focus on maximizing yields, improving corn oil production and coordinating the logistics of our rail cars. We have successfully met our bank loan and covenant requirements along with accomplishing our risk management goals.

As always, please feel free to contact me at (712) 352-5002 should you have any questions.

Thank you for your support

Brian Cahill, General Manager/CEO

Sign up to receive our Newsletter by email on the SIRE website www.sireethanol.com

SIRE Newsletter – Volume V Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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